UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

TheStreet.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-25779	06-1515824
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street 15th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 321-5000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 8, 2010, TheStreet.com, Inc. (the "Company") filed quarterly reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, respectively. As previously reported, the Company had delayed filing those reports pending the review it was conducting into the accounting for its former Promotions.com subsidiary, which subsidiary the Company sold in December 2009. As previously reported, Nasdaq had granted the Company an exception allowing the Company to regain compliance by February 8, 2010 with listing rule 5250(c)(1), which requires the timely filing of all required periodic financial reports with the Securities and Exchange Commission. On February 9, 2010, Nasdaq notified the Company that staff had determined that the Company now complies with the listing rule, and the Company issued the press release attached hereto as Exhibit 99.1 announcing such result.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TheStreet.com, Inc. (Registrant)

Date: February 9, 2010	By:	/s/ Gregory Barton
Executive Vice President, Business and Legal Affairs, General Counsel & Secretary